UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011 (April 15, 2011)
GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-08122	94-1424307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 667-8252
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 15, 2011, Grubb & Ellis Company (the “Company”), entered into an $18.0 million senior secured credit facility (the “Credit Facility”) pursuant to the terms and conditions of that certain Credit Agreement (the “Credit Agreement”), dated as of April 15, 2011, by and among the Company, Grubb & Ellis Management Services, Inc. (“GEMS”), the “Lenders” (as defined in the Credit Agreement), and ColFin GNE Loan Funding, LLC, an affiliate of Colony Capital LLC (“Colony”), as the initial Lender and administrative agent for the Lenders.
The Credit Facility, which matures on March 1, 2012, is comprised of a two draw term loan of up to $18.0 million, the first $9.0 million of which became immediately available and was drawn upon, with the remainder becoming available for advance on and after May 15, 2011. Upon the consummation of the Credit Facility, the Company paid to the Lenders (i) a closing fee equal to 1.00% of the Credit Facility amount and (ii) warrants (the “Warrants”) exercisable to purchase 6,712,000 shares of common stock of the Company.
Availability under the Credit Facility is generally limited to a defined borrowing base tied to eligible receivables of the Company and GEMS. The proceeds of the Credit Facility can be used to finance working capital needs, capital expenditures and other general corporate purposes of the Company and its subsidiaries. The interest rate for term loan advances is 11.00% per annum, increasing by an additional 0.50% at the end of each three-month period subsequent to the closing date of the Credit Facility for so long as any term loans are outstanding. In lieu of making a cash interest payment, the Company has the option to accrete any due and payable interest under the Credit Facility and issue additional warrants (the “Additional Warrants”) based on a formula calculation. The loan is not subject to any required principal amortization payments during the term.
The Credit Agreement contains customary representations and warranties, as well as customary events of default, in certain cases subject to negotiated periods to cure and exceptions, including but not limited to: failure to make certain payments when due, breach of covenants, breach of representations and warranties, certain insolvency proceedings, judgments and attachments and any change of control.
The Credit Agreement also contains various customary covenants that, in certain instances, restrict the ability of the Company and its subsidiaries to: (i) incur indebtedness; (ii) create liens on assets; (iii) engage in mergers or consolidations; (iv) engage in dispositions of assets; (v) make investments, loans, guarantees or advances; (vi) pay dividends and distributions with respect to, or repurchase, its outstanding capital stock; (vii) enter into sale and leaseback transactions; (viii) engage in transactions with affiliates; and (ix) change the nature of the Company’s business. In addition, the Credit Agreement requires (i) GEMS and its subsidiaries to maintain, as on the last day of each fiscal quarter, a minimum net worth of $20,000,000 and (ii) the outstanding loan to remain in compliance with the defined borrowing base at the end of each fiscal month (subject to periods to cure).
As a condition to the entering into of the Credit Agreement, the Company, GEMS and certain other subsidiaries of the Company simultaneously entered into a Guarantee and Collateral Agreement, dated as of April 15, 2011 with Colony, in its capacity as administrative agent (the “Guarantee and Collateral Agreement”), pursuant to which each subsidiary of the Company party thereto (other than GEMS) guaranteed the obligations of the Company and GEMS under the Credit Agreement and each of the Company and its subsidiaries party thereto granted a first priority security interest in substantially all of its assets.

The Warrants have an exercise price equal to $0.01 per share and a maturity date of three years from the date of issuance (the “Expiration Date”), but are exercisable prior to the Expiration Date upon the satisfaction of certain events as set forth in the Warrants, including, but not limited to, if the volume weighted average price of the Company’s common stock equals or exceeds $1.10 for any consecutive 30 calendar day period prior to the date of exercise. The Warrants are exercisable, at the option of the holder of such Warrant, (a) by paying the exercise price in cash, (b) pursuant to a “cashless exercise” of the Warrant or (iii) by reduction of the principal amount of loans under the Credit Facility payable to the holder of such Warrant, or by a combination of the foregoing methods. The number of shares of the Company’s common stock issuable upon exercise of the Warrants or Additional Warrants is subject to adjustment in certain cases. All Additional Warrants issued pursuant to the Credit Agreement shall contain the same terms as the Warrants.
The Company also entered into a Registration Rights Agreement (“Registration Rights Agreement”) with the holder of the Warrants, pursuant to which holders of the Warrants have the right to require the Company, subject to certain limitations, to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of all or any portion of the shares of the Company’s common stock issued as a result of the exercise of all or a portion of the Warrants or the Additional Warrants. The Registration Rights Agreement contains piggy-back registration rights and demand registration rights with respect to the shares underlying the Warrants and the Additional Warrants.
The foregoing is a summary of the terms and conditions of each of the Credit Agreement, the Guarantee and Collateral Agreement, the Warrants and the Registrations Rights Agreement and does not purport to be a complete discussion of any of the documents. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the foregoing documents, each of which is annexed to this Current Report on Form 8-K as exhibits and incorporated by reference herein.
The Warrant and the Additional Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference into this Section 2.03 of this Report.

Item 3.02	Unregistered Sale of Equity Securities
The information regarding the Warrants set forth under Item 1.01 above is incorporated herein by reference into this Section 3.02 of this Report.

Item 8.01	Other Events
On April 18, 2011, the Company issued a press release announcing its entry into the Credit Facility, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) The following are filed as Exhibits to this Current Report on Form 8-K:

4.1	Form of Warrant Agreement, dated as of April 15, 2011, among Grubb & Ellis Company and CDCF II GNE Holding, LLC and CFI GNE Warrant Investor, LLC

4.2	Registration Rights Agreement, dated as of April 15, 2011, among Grubb & Ellis Company and CDCF II GNE Holding, LLC and CFI GNE Warrant Investor, LLC

10.1	Credit Agreement, dated as of April 15, 2011, by and among Grubb & Ellis Company, Grubb & Ellis Management Services, Inc., the lenders party thereto, and ColFin GNE Loan Funding, LLC, an affiliate of Colony Capital LLC

10.2	Guarantee and Collateral Agreement, dated as of April 15, 2011, by and among Grubb & Ellis Company, & Ellis Management Services, Inc., certain other subsidiaries of Grubb & Ellis Company, and ColFin GNE Loan Funding, LLC, in its capacity as administrative agent

99.1	Press release of Grubb & Ellis Company dated April 18, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: April 20, 2011